Exhibit 21

NAME OF SUBSIDIARY:	STATE/COUNTRY OF INCORPORATION:
Hydratight Angola.	Angola
Actuant Australia Ltd.	Australia
Hydratight (Asia Pacific) Pty Ltd.	Australia
Ricci Australia Holdings LLC.	Australia
TK Simplex Australia.	Australia
Hydratight Equipamentos e Servicos Ltda.	Brazil
Power Packer do Brazil	Brazil
Actuant Canada Corporation	Canada
Actuant Changchun Co. Ltd.	China
Actuant China Industries Co. Ltd.	China
Actuant China Ltd.	China
Actuant Trading Co. Ltd.	China
Nielsen Hardware Corporation	Connecticut
Acme Electric LLC.	Delaware
Acme Electric Mexico Holdings I, Inc.	Delaware
Acme Electric Mexico Holdings II, Inc.	Delaware
GB Tools and Supplies, Inc.	Delaware
Hydratight Operations, Inc.	Delaware
Versa Technologies, Inc.	Delaware
Actuant International Holdings, Inc.	Delaware
Precision Sure-Lock, Inc.	Delaware
Maxima Holding Company Inc.	Delaware
Maxima Technologies & Systems, LLC.	Delaware
Maxima Holdings Europe, Inc.	Delaware
Sanlo Holdings, Inc.	Delaware
The Cortland Companies, Inc.	Delaware
The Cortland Holding Company	Delaware
Actuant Holdings, LLC	Delaware
ASCP Weasler Holdings, Inc.	Delaware
Weasler Engineering, Inc.	Delaware
Weasler Engineering (Europe), Inc.	Delaware
Actuant UK Holdings, LLC	Delaware
Hydratight FZ LLC	Dubai
Actuant France SAS	France
Hydratight SAS	France
Yvel S.A.	France
Actuant Europe Holdings SASU	France
Actuant France Holdings SASU	France
Mastervolt SARL	France
Convertible Power Systems GmbH	Germany
Enerpac GmbH	Germany
Hydratight Injectaseal Deutschland GmbH	Germany
Mastervolt GmbH	Germany
Actuant Global Sourcing, Ltd.	Hong Kong
Actuant International Services, Ltd.	Hong Kong
Mastervolt Asia Ltd.	Hong Kong
Actuant Hungary Kft.	Hungary
Weasler Engineering, Kft	Hungary
Actuant Hungary Holdings Kft	Hungary
Templeton, Kenly & Co., Inc.	Illinois
Enerpac Hydraulic Technology	India

NAME OF SUBSIDIARY:	STATE/COUNTRY OF INCORPORATION:
Engineered Solutions LP	Indiana
Enerpac SpA	Italy
Mastervolt International S.R.L	Italy
Applied Power Japan Ltd.	Japan
MT&S Europe, S.a.r.l	Luxembourg
Mastervolt Inc.	Maryland
Acme Electric de Mexico S. De. R.L. de C.V.	Mexico
Acme Electric MFG de Mexico S. De. R.L. de C.V.	Mexico
Hydatight de Mexico S de RL de CV	Mexico
Servicios Acme de Mexico S. De. R.L. de C.V.	Mexico
Instrumentos Stewart Warner de Mexico S.A. de C.V.	Mexico
Actuant Europe CV	Netherlands
Actuant Finance CV	Netherlands
Applied Power Europa BV	Netherlands
ATU Benelux BV	Netherlands
Enerpac BV	Netherlands
Enerpac Haaksbergen BV	Netherlands
Enerpac Roermound BV	Netherlands
Hydratight BV	Netherlands
Power Packer Europa BV	Netherlands
ATU Global Holdings BV	Netherlands
ATU Global Holdings II BV	Netherlands
ATU Global Holdings III BV	Netherlands
ATU Euro Finance BV	Netherlands
ATU Global Holdings CV	Netherlands
Weasler Engineering B.V	Netherlands
Agdrive B.V	Netherlands
Mastervolt International Holding BV	Netherlands
Mastervolt International BV	Netherlands
Mastervolt BV	Netherlands
Mastervolt Dordrecht BV	Netherlands
Mastervolt Solar BV	Netherlands
Mastervolt Whisper Gensets BV	Netherlands
Bellmann Drive Systems BV	Netherlands
Enerpac Integrated Solutions B.V	Netherlands
Hydrospex Power Equipment B.V	Netherlands
Bellmann Drive Technology BV	Netherlands
Actuant Investments, Inc.	Nevada
BW Elliott Mfg. Co., LLC.	New York
Actuant Electrical, Inc.	New York
Cortland Cable Company.	New York
BEP Marine Ltd.	New Zealand
Hydratight Norge AS	Norway
Selantic AS	Norway
Actuant LLC	Russia
Actuant Asia Pte. Ltd.	Singapore
Enerpac Asia Pte. Ltd.	Singapore
Hydratight Pte. Ltd.	Singapore
Enerpac Integrated Solutions Pte. Ltd	Singapore
Enerpac Africa (Pty) Ltd.	South Africa
Actuant Korea Ltd.	South Korea
Power Packer Espana SA	Spain
Maxima Spain Holdings, S.L.	Spain

NAME OF SUBSIDIARY:	STATE/COUNTRY OF INCORPORATION:
Maxima Technologies, S.L.	Spain
Enerpac Spain, S.L.	Spain
Mastervolt SL	Spain
Enerpac Enerpac Scandinavia AB	Sweden
PSL Holdings, Inc.	Texas
Hydratight Ltd.	Trinidad
Ergun Hidrolik Sanayi, VE	Turkey
Actuant International Ltd.	UK
Actuant Ltd.	UK
Energise IT Limited	UK
Enerpac Ltd.	UK
Hedley Purvis Group Ltd.	UK
Hedley Purvis Holdings Ltd.	UK
Hedley Purvis International Ltd.	UK
Hydratight Ltd.	UK
Hedley Purvis Ventures Ltd.	UK
Hydratight Operations, Ltd.	UK
Actuant Finance Ltd	UK
D.L. Ricci Ltd.	UK
Cortland Fibron BX Limited	UK
Cortland UK Holdings Limited	UK
Actuant Acquisitions Limited	UK
Mastervolt Ltd	UK
Enerpac Middle East FZE	United Arab Emirates
Viking Rope Corporation	Washington